UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2015

United Security Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (334) 636-5424

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of United Security Bancshares, Inc. (the “Company”) was held on April 24, 2015. Summarized below are descriptions of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1 – Election of Directors. The shareholders elected each of the director nominees to serve as directors during the ensuing year. The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Withhold Authority	Broker Non-Votes

Andrew C. Bearden, Jr.	3,406,329	123,510	1,125,951

Linda H. Breedlove	3,362,012	167,827	1,125,951

Robert Stephen Briggs	3,359,068	170,979	1,125,951

Sheri S. Cook	3,240,288	289,551	1,125,951

Gerald P. Corgill	3,451,915	77,924	1,125,951

John C. Gordon	3,471,169	58,878	1,125,951

William G. Harrison	3,303,091	226,956	1,125,951

James F. House	3,421,490	108,557	1,125,951

J. Lee McPhearson	3,349,666	180,381	1,125,951

Jack W. Meigs	3,354,229	175,610	1,125,951

Aubrey S. Miller	3,262,124	267,715	1,125,951

Donna D. Smith	3,246,594	283,453	1,125,951

A. J. Strickland, III	3,268,797	261,042	1,125,951

Howard M. Whitted	3,403,012	126,827	1,125,951

Bruce N. Wilson	3,394,860	135,187	1,125,951

Proposal 2 – Ratification of the Appointment of Carr, Riggs & Ingram, LLC as the Company’s Independent Registered Public Accountants for the Year Ending December 31, 2015. The shareholders ratified the appointment of Carr, Riggs & Ingram, LLC as the Company’s independent registered public accountants for the year ending December 31, 2015. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions

4,540,774	110,893	4,331

Proposal 3 – Advisory Approval of Executive Compensation. The shareholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2015 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

2,910,508	354,486	263,997	1,125,951

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2015	UNITED SECURITY BANCSHARES, INC.

	By:	/s/ Beverly J. Dozier
	Name:	Beverly J. Dozier
Vice President, Secretary and Assistant Treasurer